Exhibit 99.1

Media contacts:	Investor contacts:
Judi Frost Mackey, +1 212 632 1428	Michael J. Castellano, +1 212 632 8262
judi.mackey@lazard.com	Chief Financial Officer

Richard Creswell, +44 207 187 2305 richard.creswell@lazard.com	Investor Relations, +1 212 632 2685 or 1 877 266 8601(US only) investorrelations@lazard.com

LAZARD LTD REPORTS SECOND-QUARTER AND FIRST-HALF 2010 RESULTS

Highlights

•

Net income per share(a) of $0.39 (diluted) for the second quarter of 2010, on a fully exchanged basis(b); net income per share for the first half of 2010 of $0.84 (diluted) on a fully exchanged basis and before special charges in the 2010 first quarter(c)

•	Net income increased 23%, on a fully exchanged basis, compared to the 2009 second quarter

•	Core operating business(d) revenue increased 13% to $432.9 million for the second quarter, and increased 36% to a record $885.7 million for the first half, compared to the same 2009 periods

•	M&A and Strategic Advisory operating revenue increased 8% to $145.9 million for the second quarter and increased 27% to $293.4 million for the first half, compared to the same 2009 periods

•	Restructuring revenue decreased 14% to $79.9 million for the second quarter and increased 17% to $180.1 million for the first half, compared to the same 2009 periods

•

Asset Management operating revenue increased 42% to a record $187.2 million for the second quarter and increased 58% to a record $370.9 million for the first half; management fees increased 56% to an all-time quarterly record of $167.0 million and increased 64% to a record $328.8 million for the first half, compared to the same 2009 periods

•

Assets Under Management increased 26% to $123.5 billion at June 30, 2010, compared to $98.0 billion at June 30, 2009, and decreased 9% compared to $135.0 billion at March 31, 2010; achieved net inflows of $2.1 billion and $5.0 billion for the 2010 second quarter and first half, respectively

•	Compensation expense ratio was 60.2%(e) for the first half of 2010, compared to 65.9% for the first half of 2009

NEW YORK, July 28, 2010 – Lazard Ltd (NYSE: LAZ) today announced financial results for the second quarter and first half ended June 30, 2010. Net income on a fully exchanged basis was $53.0 million, or $0.39 per share (diluted), for the second quarter of 2010, compared to net income of $43.1 million, or $0.34 per share (diluted), for the second quarter of 2009. Net income on a fully exchanged basis was $114.5 million, or $0.84 per share (diluted) for the first half of 2010, compared to $13.5 million, or $0.11 per share (diluted), for the first half of 2009, excluding in each period pre-tax special charges in the first quarter of the applicable year(c)(f).

(a)	Refers to net income or loss attributable to Lazard Ltd.
(b)	Refers to the full conversion of all outstanding exchangeable interests held by the members of LAZ-MD holdings and is a non-GAAP measure.
(c)

Refers to first-quarter 2010 pre-tax charges of $87.1 million as a result of staff reductions and realignments, and a $24.9 million non-cash special charge related to the implementation and amendment of a previously approved retirement policy, which accelerated the accounting for certain deferred stock awards during the same period.

(d)	Core operating business revenue includes the Financial Advisory and Asset Management businesses, and excludes revenues from the Corporate business.
(e)	Refers to compensation expense ratio when excluding a $24.9 million charge in the first quarter of 2010 as described in footnote (c) above.
(f)	Refers to first-quarter 2009 pre-tax charge of $62.6 million as a result of staff reductions and realignments.

Net income, on a U.S. GAAP basis, which is before exchange of exchangeable interests, was $44.6 million, or $0.39 per share (diluted), for the second quarter of 2010, compared to net income of $28.2 million, or $0.34 per share (diluted), for the second quarter of 2009. Net income, on a U.S. GAAP basis, which includes the first-quarter special charges in the 2010 and 2009 periods, was $11.0 million, or $0.10 per share (diluted), for the first half of 2010, compared to a net loss of $(25.3) million, or $(0.36) per share, for the first half of 2009.

A reconciliation of the U.S. GAAP results to the adjusted results is presented on page 12 of this release.

Lazard believes that results assuming full exchange of outstanding exchangeable interests and excluding special charges provide the most meaningful basis for comparison among present, historical and future periods.

Operating Revenue and Operating Income

Operating revenue for the second quarter of 2010 increased 10% to $438.4 million, compared to $398.8 million for the second quarter of 2009. Operating income increased 18% to $67.1 million for the 2010 second quarter, compared to operating income of $56.9 million for the second quarter of 2009.

Operating revenue increased 33% to $895.3 million for the first half of 2010, compared to operating revenue of $671.8 million for the first half of 2009. Operating income increased over 400% to $144.5 million for the first half of 2010, compared to operating income of $28.7 million for the first half of 2009, excluding special charges in both periods.

The Company’s quarterly revenue and profits can fluctuate materially depending on the number, size and timing of completed transactions on which it advised, as well as seasonality and other factors. Accordingly, the revenue and profits in any particular quarter may not be indicative of future results. As such, Lazard management believes that annual results are the most meaningful.

Comments

“Our Financial Advisory and Asset Management businesses both reported record first-half revenues, with thirty-six percent growth, as we continue to experience a gradual but uneven upturn in the cycle,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We continue to show growth and gain market share in M&A and Strategic Advisory, and our Asset Management professionals continue to attract net inflows against a backdrop of a volatile economic climate.”

“Lazard’s performance in this quarter and year-to-date underscores the power of Lazard’s advice-driven, intellectual capital model in a climate marked by uneven economic recovery, aftershocks from the financial crisis and shifting flows of investment capital between developed and developing markets,” said Mr. Jacobs. “In this new environment, companies, government bodies and investors demand independent advice, with a geographic perspective, deep understanding of capital structure, informed research, and knowledge of global economic conditions. Lazard, through its Financial Advisory and Asset Management businesses, is the only global independent firm positioned to meet that need.”

“We remain focused on containing discretionary spending while investing in our businesses,” said Michael J. Castellano, Chief Financial Officer of Lazard. “For the first half of the year, operating revenue increased 33% while compensation and non-compensation expenses increased 22% and 14%, respectively.”

Revenue

Core Operating Business

Lazard’s core operating business includes its Financial Advisory and Asset Management businesses. Core operating business revenue increased 13% to $432.9 million for the second quarter of 2010, compared to $384.7 million for the second quarter of 2009, and increased 36% to $885.7 million for the first half of 2010, compared to $651.1 million for the first half of 2009.

Financial Advisory

Financial Advisory operating revenue decreased 3% to $245.7 million for the second quarter of 2010, compared to $253.1 million for the second quarter of 2009, and increased 24% to a record of $514.7 million for the first half of 2010, compared to $416.6 million for the first half of 2009.

Lazard’s Financial Advisory business of M&A and Strategic Advisory, Restructuring, and Capital Markets and Other Advisory encompasses general strategic and transaction-specific advice to public and private companies, governments and other parties, and includes various corporate finance advisory services. Some of our assignments and, therefore, related revenue, are not reflected in publicly available statistical information.

M&A and Strategic Advisory

M&A and Strategic Advisory operating revenue was $145.9 million for the second quarter of 2010, compared to $134.9 million for the second quarter of 2009. M&A and Strategic Advisory operating revenue was $293.4 million for the first half of 2010, compared to $231.3 million for the first half of 2009. M&A and Strategic Advisory operating revenue generally does not include M&A fees for the sale of distressed assets, which are recognized in Restructuring operating revenue. Strategic Advisory also includes our sovereign advisory work.

Among the publicly announced M&A transactions completed during the second quarter of 2010 on which Lazard advised were the following:

•	AREVA’s €4.1 billion sale of its transmission and distribution business to Alstom and Schneider Electric

•	OSI Pharmaceuticals’ $4.0 billion sale to Astellas Pharma

•	Cisco’s NOK 19.0 billion acquisition of Tandberg

•	Royal Bank of Scotland’s $1.7 billion sale of RBS Sempra Commodities’ Metals, Oil and European Energy business lines to J.P. Morgan

•	CNX Gas’s (Special Committee) $967 million sale to CONSOL Energy

•	Protection One’s $828 million sale to GTCR

•	GlaxoSmithKline Argentina’s $253 million acquisition of Laboratorios Phoenix

•	Buy.com’s $250 million sale to Rakuten

•	Al Fayed Family Trust’s sale of the Harrods Group to Qatar Holding

•	Accor’s demerger of its Hotels and Prepaid Services businesses

•	Société Nationale d’Investissement’s (SNI) acquisition of the remaining 50% stake of Omnium Nord Africain and COPROPAR’s concurrent acquisition of the remaining 40% stake in SNI

Among the pending, publicly announced M&A transactions on which Lazard advised in the second quarter, continued to advise, or completed since June 30, 2010, are the following:

•	BHP Billiton’s $58.0 billion Western Australian iron ore production joint venture with Rio Tinto

•	Qwest’s $22.4 billion merger with CenturyLink

•	Coca-Cola Enterprises’ $14.4 billion sale of its North American Operations to The Coca-Cola Company and related transactions

•	Newcrest Mining’s A$9.5 billion acquisition of Lihir Gold

•	SSL International in the £2.5 billion recommended cash offer by Reckitt Benckiser to acquire SSL

•	BASF’s €3.1 billion acquisition of Cognis

•	Deutsche Bahn’s £2.6bn bid for Arriva

•	Abraxis BioScience’s $2.9 billion sale to Celgene

•	Healthscope’s A$2.7 billion sale to a private equity consortium

•	CSR’s A$1.75 billion sale of Sucrogen to Wilmar International

•	Honeywell’s $1.4 billion acquisition of Sperian Protection

•	NII Holdings’ $1.4 billion sale of a 30% stake in Nextel Mexico to Grupo Televisa

•	Vedanta Resources’ $1.3 billion acquisition of the zinc assets of Anglo American

•	Asda Stores’ $1.1 billion acquisition of Netto Foodstores

•	BSS Group in the £557.6 million recommended offer for BSS by Travis Perkins

•	Silpada Designs’ $650 million sale to Avon

•	Micrus Endovascular’s $480 million sale to Johnson & Johnson

•	Continental Airlines’ merger of equals with UAL Corporation

•	Danone’s merger of its Fresh Dairy Products businesses in the CIS area with Unimilk

•	Pirelli & C. Real Estate on the spin-off of Pirelli RE from the Pirelli Group

•	Österreichische Volksbanken’s sale of Europolis to CA Immobilien Anlagen AG

•	Caja Madrid’s proposed integration with Bancaja, Caja Insular de Canarias, Caixa Laietana, Caja Ávila, Caja Segovia and Caja Rioja, forming Spain’s largest savings bank

•	France Telecom’s and Orascom Telecom’s agreement on Mobinil and ECMS

•	Veolia Environnement in the merger of its Veolia Transport division with Transdev

Publicly announced sovereign and government advisory assignments that occurred during or since the 2010 second quarter include such recent assignments as advising the Republic of Côte d’Ivoire on its bond exchange offer, Greece for general financial advice, the US Treasury with respect to General Motors, including its potential IPO, and the Islamic Republic of Mauritania on various strategic sovereign financial issues.

Restructuring

Restructuring operating revenue was $79.9 million for the second quarter of 2010, compared to $93.2 million for the second quarter of 2009. The decrease was due primarily to a reduction in retainer fees earned related to a decrease in the number of active assignments in the second quarter of 2010, compared to the second quarter of 2009, consistent with the industry trend. Restructuring operating revenue was $180.1 million for the first half of 2010, compared to $154.2 million for the first half of 2009. The increase in the first half of 2010 was due primarily to an increase in completion fees earned, which more than offset a decrease in retainer fees. Restructuring operating revenue reflects continued restructuring advisory activity in the US and Europe, although the number and value of corporate defaults has decreased during the first half of 2010 compared to the first half of 2009.

Over the past decade, Lazard’s global restructuring team, paired with its M&A industry specialist bankers, has advised on more than 450 restructurings worldwide, with an aggregate value over $1 trillion. The firm is recognized as having the world’s leading restructuring advisory group.

Completed second-quarter 2010 Restructuring assignments include Cooper-Standard, LyondellBasell, Six Flags, Twin River Casino, Smurfit-Stone Container, Crescent Resources and Citadel Broadcasting in connection with their Chapter 11 filings, as well as Gala Coral Group, Grupo Reyal Urbis, TAS Group, Technicolor’s (formerly Thomson) US noteholders, Trident Resources and Xerium Technologies in connection with their debt restructurings.

Notable Chapter 11 bankruptcies, on which Lazard advised debtors or creditors during or since the second quarter of 2010, are:

•	Building Materials: U.S. Concrete

•	Chemicals: Chemtura

•	Gaming, Entertainment and Hospitality: Station Casinos, Trump Entertainment Resorts

•	Healthcare: Chem Rx

•	Paper and Packaging: AbitibiBowater, White Birch Paper Company

•	Professional/Financial Services: Lehman Brothers

•	Real Estate/Property Development: Capmark Financial, Extended Stay Hotels

•	Technology/Media/Telecom: MIG Inc., Nortel, Tribune Co.

Among other publicly announced restructuring and debt advisory assignments on which Lazard has advised during or since the second quarter of 2010, are:

•	Air Mauritius on the restructuring of its jet fuel hedging portfolio

•	Belvédère – advising the FRN noteholder committee

•	Chargeurs on its debt maturity rescheduling and convertible bonds issuance

•	EEMS on its debt restructuring

•	Frans Bonhomme on its covenant reset

•	Highstreet – advising certain Highstreet investors on Karstadt’s restructuring

•	HP Pelzer Group on its sale and refinancing

•	iStar Financial on its debt and capital structure matters

•	Italtel on its debt restructuring

•	Jost on its debt restructuring

•	LNR Property Corp. on its recapitalization

•	Lucchini on the refinancing of its current indebtedness

•	Polaris World on its debt refinancing

•	Satmex on balance sheet restructuring and satellite financing

•	Voyage Group in the renegotiation of its senior credit facilities

•	Wheelabrator Allevard on its debt restructuring

Capital Markets and Other Advisory

Capital Markets and Other Advisory operating revenue was $19.9 million and $41.2 million for the second quarter and first half of 2010, respectively, compared to $25.0 million and $31.1 million for the respective periods in 2009. The decrease in the second quarter revenue was due primarily to a decrease in underwriting for public offerings, partially offset by an increase in the number and value of fund closings by our Private Fund Advisory Group.

Assignments in the second quarter of 2010 included advising on:

•	IPOs: CBOE Holdings, Inc., Metals USA Holdings Corp., Niska Gas Storage Partners

•	Follow-on offerings: Alphatec Holdings, Inc., BlackRock Kelso Capital Corporation, STR Holdings, Inc.

•

PIPEs, Registered Directs, Underwritten Registered Directs and Private Placements as well as other Convertible and Capital Markets transactions: Anadys Pharmaceuticals, Inc., AspenBio Pharma, Inc., Discovery Labs, FuelCell Energy, Gasco Energy, Inc., NGAS Resources, Inc., Sequenom

Asset Management

Asset Management operating revenue increased 42% to a record $187.2 million for the second quarter of 2010, compared to $131.6 million for the 2009 second quarter. Asset Management operating revenue increased 58% to a record $370.9 million for the first half of 2010, compared to $234.5 million for the first half of 2009.

Assets Under Management at June 30, 2010, were $123.5 billion, representing a 26% increase over Assets Under Management of $98.0 billion at June 30, 2009, and a 9% decrease compared to Assets Under Management of $135.0 billion at March 31, 2010. Assets Under Management were primarily impacted in the second quarter by adverse market and foreign exchange movements. Net inflows were $2.1 billion in the 2010 second quarter and $5.0 billion in the 2010 first half.

Average Assets Under Management were $129.2 billion for the second quarter of 2010, representing a 44% increase over average Assets Under Management of $89.6 billion for the second quarter of 2009. Average Assets Under Management were $129.3 billion for the first half of 2010, a 44% increase, compared to $90.1 billion for the first half of 2009.

Management fees increased 56% to $167.0 million for the second quarter of 2010, compared to $107.1 million for the 2009 second quarter, and increased 64% to $328.8 million for the first half of 2010, compared to $200.6 million for the first half of 2009.

Incentive fees, primarily related to traditional long-only investment strategies, were $12.6 million and $26.4 million for the second quarter and first half of 2010, respectively, compared to $13.2 million and $18.6 million for the comparable periods in 2009. Incentive fees are recorded on the measurement date, which for most of our alternative strategies that are subject to incentive fees occurs in the fourth quarter.

Other Asset Management operating revenue was $7.6 million and $15.7 million for the second quarter and first half of 2010, respectively, compared to $11.3 million and $15.3 million for the comparable periods in 2009.

Our Asset Management business provides investment management and advisory services to governments, institutions, financial intermediaries, private clients and investment vehicles around the world. Our goal in our Asset Management business is to produce superior risk-adjusted investment returns and provide investment solutions customized for our clients. Asset Management includes the management of equity and fixed income securities as well as alternative investment and private equity funds.

Expenses

Compensation and Benefits

Compensation and benefits expense includes base salaries and benefits, amortization of deferred incentive awards and an accrual for estimated year-end discretionary cash incentive compensation. The expense was $263.0 million and $239.3 million for the second quarters of 2010 and 2009, respectively. The expense was $538.5 million and $442.8 million for the first half of 2010 and 2009, respectively, excluding the 2010 first quarter special charge. While operating revenue increased 33% for the first half of 2010, compensation and benefits expense increased 22%, compared to the same 2009 period.

The ratio of compensation and benefits expense to operating revenue, excluding the 2010 first-quarter special charge, was 60.0% for the second quarters of 2010 and 2009, and was 60.2% and 65.9% for the first halves of 2010 and 2009, respectively. The reduction in the compensation ratio for the first half of 2010 is due primarily to execution on our previously announced goals to grow annual compensation expense at a slower rate than operating revenues, and to achieve over the cycle compensation levels on average consistent with the targets established at the time we went public in 2005.

Non-Compensation

The ratio of non-compensation expense to operating revenue, excluding amortization of intangibles related to acquisitions, was 19.9% and 19.1% for the second quarter and first half of 2010, respectively, compared to 19.8% and 22.6% for the respective 2009 periods. Total non-compensation expense increased 12% to $89.0 million for the second quarter of 2010 and increased 14% to $174.2 million for the first half of 2010, compared to $79.4 million and $152.5 million for the respective periods in 2009, including amortization of intangibles related to acquisitions of $1.8 million and $3.5 million in the respective 2010 periods and $0.3 million and $0.7 million in the respective 2009 periods. Other factors contributing to the second-quarter and first-half 2010 increases include higher business development expenses for travel and market related data and fund administration expenses related to the increased level of business activity and assets under management, and partially offset by lower professional fees.

The percentage of non-compensation expenses to operating revenue can vary from quarter to quarter due to quarterly fluctuation in revenues, among other things. Accordingly, the results in a particular quarter may not be indicative of future results. Lazard management believes that annual results are the most meaningful basis for comparison.

Provision for Income Taxes

The provision for income taxes, on a fully exchanged basis, was $13.5 million and $27.2 million for the second quarter and first half of 2010, respectively, compared to $13.5 million and $16.1 million for the second quarter and first half of 2009, excluding the effects of special charges in each period. The effective tax rate on the same basis was 20.3% and 19.2% for the second quarter and first half of 2010, respectively, exclusive of noncontrolling interests.

Noncontrolling interests

Net income attributable to noncontrolling interests, on a fully exchanged basis, amounted to $0.5 million and $2.8 million for the second quarter and first half of 2010, respectively, compared to $0.3 million and a net loss of $0.8 million for the respective periods of 2009. Noncontrolling interests, on a fully exchanged basis, principally represents interests that the Company is deemed to control but not own in (i) various LAM-related general partnerships and (ii) in Edgewater management vehicles acquired during the third quarter of 2009.

Liquidity, Capital Resources and Other Items

Lazard continues to maintain a strong liquidity position with over $1 billion in cash, US Government and agency securities, and marketable equity securities at June 30, 2010.

At June 30, 2010, total stockholders’ equity related to Lazard’s interests was $430.6 million, which includes negative adjustments to total Accumulated Other Comprehensive Loss during the first half of 2010, due primarily to net negative foreign currency translation adjustments of $51.9 million.

During the second quarter of 2010, Lazard repurchased 687.3 thousand shares of Class A common stock, at an aggregate cost of $21.8 million. Lazard’s remaining share repurchase authorization at June 30, 2010, was $177.3 million.

During the second quarter of 2010, Lazard repurchased $10.0 million principal amount of its senior notes due in 2015 and recognized an aggregate loss of $0.4 million.

Non-GAAP Information

Lazard discloses certain non-GAAP financial information, which management believes provides the most meaningful basis for comparison among present, historical and future periods. The following are non-GAAP measures used in the accompanying financial information:

•	Net income (loss) attributable to Lazard Ltd, assuming full exchange of exchangeable interests (or fully exchanged basis) and excluding special charges

•	Net income (loss) assuming full exchange of exchangeable interests (or fully exchanged basis) and excluding special charges

•	Core operating business revenue

•	Operating revenue

•	Operating income, excluding special charges

•	Compensation and benefits, excluding special charges

•	Noncontrolling interests assuming full exchange of exchangeable interests

•	Weighted average shares outstanding, assuming full exchange of exchangeable interests and excluding special charges

•	Net income (loss) per share, assuming full exchange of exchangeable interests and excluding special charges

•	Provision for income taxes on a fully exchanged basis

•	Net income (loss) attributable to LAZ-MD

•	Net income (loss) attributable to other noncontrolling interests

Additional financial, statistical and business-related information is included in a financial supplement. This earnings release, the financial supplement and selected transaction information will be available today on our website at www.lazard.com.

* * *

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 40 cities across 26 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating back to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com.

* * *

Conference Call

Lazard plans to host a conference call to discuss the company’s financial results for the second quarter and first half of 2010 today at 10:00 a.m. EDT. Kenneth M. Jacobs, Chairman and Chief Executive Officer, and Michael J. Castellano, Chief Financial Officer, will host the call.

The conference call can be accessed via a live audio web cast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 877-681-3373 (U.S. and Canada) or +1 719-325-4919 (outside of the U.S. and Canada), 15 minutes prior to the start of the conference call.

A replay of the conference call will be available beginning at 1:00 p.m. EDT today, through August 11, 2010, via the Lazard Investor Relations website, or by dialing 1 888-203-1112 (U.S. and Canada) or +1 719-457-0820 (outside of the U.S. and Canada). The replay access code is 9141991.

* * *

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in our reports on Forms 10-Q and 8-K including the following:

•	A decline in general economic conditions or the global financial markets;

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure.

* * *

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Monthly updates of these funds will be posted to the Lazard Asset Management website (www.lazardnet.com) on the third business day following the end of each month. Investors can link to Lazard and its operating company websites through www.lazard.com.

LAZARD LTD

OPERATING REVENUE

(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	% Change	2010	2009	% Change
	($ in thousands)
Financial Advisory
M&A and Strategic Advisory	$145,854	$134,855	8%	$293,411	$231,329	27%
Restructuring	79,879	93,231	(14%)	180,067	154,160	17%
Capital Markets & Other Advisory	19,918	25,005	(20%)	41,249	31,099	33%

Total	245,651	253,091	(3%)	514,727	416,588	24%
Asset Management
Management Fees	166,987	107,123	56%	328,783	200,623	64%
Incentive Fees	12,635	13,170	(4%)	26,422	18,605	42%
Other Revenue	7,597	11,273	(33%)	15,743	15,273	3%

Total	187,219	131,566	42%	370,948	234,501	58%

Core Operating Business Revenue (a)	432,870	384,657	13%	885,675	651,089	36%
Corporate	5,498	14,190	(61%)	9,603	20,663	(54%)

Operating Revenue (b)	438,368	398,847	10%	895,278	671,752	33%
Revenue (loss) related to noncontrolling interests (c)	2,798	257		7,137	(813)
Other Interest Expense	(22,131)	(23,479)		(45,169)	(46,919)

Net Revenue	$419,035	$375,625	12%	$857,246	$624,020	37%

(a)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses and excludes the results of Corporate.
(b)	Operating revenue excludes interest expense relating to financing activities and revenue (loss) relating to noncontrolling interests, each of which are included in net revenue.
(c)	Represents the revenues related to noncontrolling interests other than LAZ-MD in which the company has no economic interest.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended Ended June 30,			Six Months Ended Ended June 30,
	2010	2009	% Change	2010	2009	% Change
	($ in thousands, except per share data)
Total revenue (a)	$440,355	$402,476	9%	$899,824	$679,398	32%
LFB interest expense	(1,987)	(3,629)		(4,546)	(7,646)

Operating revenue	438,368	398,847	10%	895,278	671,752	33%
Revenue (loss) related to noncontrolling interests	2,798	257		7,137	(813)
Other interest expense	(22,131)	(23,479)		(45,169)	(46,919)

Net revenue	419,035	375,625	12%	857,246	624,020	37%
Operating expenses:
Compensation and benefits	263,021	239,279	10%	563,398	442,811	27%
Occupancy and equipment	21,320	19,990		42,590	40,084
Marketing and business development	18,252	15,788		33,855	29,241
Technology and information services	16,996	16,156		34,648	32,078
Professional services	10,814	11,871		18,985	20,060
Fund administration and outsourced services	10,996	8,057		22,370	15,803
Amortization of intangible assets related to acquisitions	1,769	344		3,539	688
Other	8,816	7,194		18,183	14,528

Total non-compensation expense	88,963	79,400	12%	174,170	152,482	14%
Restructuring expense (b)	—	—		87,108	62,550

Operating expenses	351,984	318,679	10%	824,676	657,843	25%

Operating income (loss)	67,051	56,946	18%	32,570	(33,823)	NM
Provision for income taxes	13,523	13,519	0%	19,936	9,344	113%

Net income (loss)	53,528	43,427	23%	12,634	(43,167)	NM
Net income (loss) attributable to LAZ-MD	8,476	14,981		(1,243)	(17,046)
Net income (loss) attributable to other noncontrolling interests	480	259		2,839	(812)

Net income (loss) attributable to Lazard Ltd	$44,572	$28,187	58%	$11,038	($25,309)	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding (c):
Basic	103,527,014	74,935,658	38%	96,631,576	72,539,998	33%
Diluted	139,944,310	127,984,819	9%	108,995,837	72,539,998	50%
Net income (loss) per share:
Basic	$0.43	$0.38		$0.11	($0.36)
Diluted	$0.39	$0.34		$0.10	($0.36)
Supplemental Information Assuming Full Exchange of Exchangeable Interests and excluding Special Charges (d):
Compensation and benefits excluding special charges	$263,021	$239,279	10%	$538,538	$442,811	22%

Operating income excluding special charges	$67,051	$56,946	18%	$144,538	$28,727	403%

Net income attributable to Lazard Ltd assuming full exchange of exchangeable interests and excluding special charges	$53,036	$43,145	23%	$114,467	$13,454	751%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding, assuming full exchange of exchangeable interests and excluding special charges (e):
Basic	124,579,823	115,759,285	8%	122,363,027	115,885,804	6%
Diluted	139,944,310	125,353,249	12%	138,231,502	120,682,786	15%
Net income per share - assuming full exchange of exchangeable interests and excluding special charges:
Basic	$0.43	$0.37		$0.94	$0.12
Diluted	$0.39	$0.34		$0.84	$0.11
Ratio of compensation to operating revenue (f)	60.0%	60.0%		60.2%	65.9%
Ratio of non-compensation to operating revenue (g)	19.9%	19.8%		19.1%	22.6%

See Notes to Unaudited Condensed Consolidated Statements of Operations

and Reconciliation of US GAAP Results to Full Exchange Excluding Special Charges

LAZARD LTD

RECONCILIATION OF U.S. GAAP RESULTS TO FULL EXCHANGE EXCLUDING SPECIAL CHARGES (d)

(unaudited)

	Three Months Ended Ended June 30,		Six Months Ended Ended June 30,
	2010	2009	2010	2009
	($ in thousands, except per share data)
Compensation & Benefits
Compensation & benefits - U.S. GAAP Basis	$263,021	$239,279	$563,398	$442,811
Adjustments to exclude special charges (d):
Acceleration of restricted stock unit vesting related to retirement policy change	—	—	(24,860)	—

Compensation & benefits excluding special charges	$263,021	$239,279	$538,538	$442,811

Operating Income (Loss)
Operating income (loss) - U.S. GAAP Basis	$67,051	$56,946	$32,570	($33,823)
Adjustments to exclude special charges (d):
Acceleration of restricted stock unit vesting related to retirement policy change	—	—	24,860	—
Restructuring expense	—	—	87,108	62,550

Operating income (loss) excluding special charges	$67,051	$56,946	$144,538	$28,727

Net Income (Loss) attributable to Lazard Ltd
Net income (loss) attributable to Lazard Ltd - U.S. GAAP Basis	$44,572	$28,187	$11,038	($25,309)
Adjustments to exclude special charges (d):
Acceleration of restricted stock unit vesting related to retirement policy (net of tax benefit of $1,363)	—	—	23,497	—
Restructuring expense (net of tax benefit of $5,680 in 2010 and $6,401 in 2009)	—	—	81,428	56,149
Net loss attributable to LAZ-MD	—	—	(24,388)	(21,075)
Adjustment for full exchange of exchangeable interests (e):
Tax adjustment for full exchange	(12)	(23)	(253)	(340)
Amount attributable to LAZ-MD	8,476	14,981	23,145	4,029

Net income attributable to Lazard Ltd assuming full exchange of exchangeable interests and excluding special charges	$53,036	$43,145	$114,467	$13,454

Diluted net income (loss) per share (c):
U.S. GAAP Basis - Net income (loss) attributable to Lazard Ltd	$0.39	$0.34	$0.10	($0.36)
Net income assuming full exchange of exchangeable interests and excluding special charges	$0.39	$0.34	$0.84	$0.11

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, see item (d) in notes to unaudited condensed consolidated statements of operations and reconciliation of US GAAP results to full exchange excluding special charges. Lazard believes that results assuming full exchange of outstanding exchangeable interests and excluding special charges provides the most meaningful basis for comparison among present, historical and future periods.

See Notes to Unaudited Condensed Consolidated Statements of Operations

and Reconciliation of US GAAP Results to Full Exchange Excluding Special Charges

LAZARD LTD

Notes to Unaudited Condensed Consolidated Statements of Operations

and Reconciliation of US GAAP Results to Full Exchange Excluding Special Charges

(a)	Excludes revenue/(loss) related to noncontrolling interests.

(b)	Expenses related to severance, benefits and other charges in connection with the reduction and realignment of staff.

(c)	See “Reconciliation of Shares Outstanding and Basic & Diluted Net Income (Loss) Per Share”.

(d)	For the six month periods ended June 30, 2010 and 2009, special charges consist of (i) the expenses related to the reduction and realignment of staff noted in (b) above and (ii) for the six months ended June 30, 2010, a charge aggregating $24,860 recorded to compensation and benefits expense in connection with the accelerated vesting of restricted stock units related to the Company’s change in retirement policy.

(e)	Represents a reversal of noncontrolling interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests net of an adjustment for Lazard Ltd entity-level taxes to effect a full exchange of interests and excluding the items noted in (d) above (see “Reconciliation of US GAAP to Full Exchange Excluding Special Charges”).

(f)	For the six month period ended June 30, 2010, excludes the charges noted in (d) above.

(g)	Excludes the amortization of intangible assets related to acquisitions for the three and six month periods ended June 30, 2010 and 2009.

NM	Not meaningful

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

( $ in thousands)

	June 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$797,432	$917,329
Cash deposited with clearing organizations and other segregated cash	20,631	20,217
Receivables	623,427	669,475
Investments (a)
Debt:
U.S. Government and agencies	147,881	147,507
Other	219,939	313,342

	367,820	460,849
Equities	73,978	82,442
Other	235,405	264,402

	677,203	807,693
Goodwill and other intangible assets	306,833	317,780
Other assets	383,358	415,268

Total Assets	$2,808,884	$3,147,762

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$289,528	$322,101
Accrued compensation and benefits	227,630	515,033
Senior debt	1,076,850	1,086,850
Other liabilities	479,938	550,681
Subordinated debt	150,000	150,000

Total liabilities	2,223,946	2,624,665
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share:
Series A	—	—
Series B	—	—
Common stock, par value $.01 per share:
Class A	1,128	922
Class B	—	—
Additional paid-in capital	643,921	549,931
Accumulated other comprehensive loss, net of tax	(117,794)	(57,048)
Retained earnings	35,487	52,726

	562,742	546,531
Class A common stock held by a subsidiary, at cost	(132,157)	(191,140)

Total Lazard Ltd stockholders’ equity	430,585	355,391
Noncontrolling interests	154,353	167,706

Total stockholders’ equity	584,938	523,097

Total liabilities and stockholders’ equity	$2,808,884	$3,147,762

(a)	At fair value, with the exception of $147,311 and $199,188 of investments at June 30, 2010 and December 31, 2009, respectively, at amortized cost and equity method.

LAZARD LTD

SELECTED QUARTERLY OPERATING RESULTS

(unaudited)

	Three Months Ended
	June 30, 2010	Mar. 31, 2010 (a)	Dec. 31, 2009 (b)	Sept. 30, 2009	June 30, 2009	Mar. 31, 2009 (c)	Dec. 31, 2008	Sept. 30, 2008 (d)	June 30, 2008
	($ in thousands, except per share data)
Financial Advisory
M&A and Strategic Advisory	$145,854	$147,557	$170,206	$124,691	$134,855	$96,474	$192,678	$230,890	$225,108
Restructuring	79,879	100,188	103,449	119,101	93,231	60,929	47,135	23,944	32,666
Capital Markets & Other Advisory	19,918	21,331	39,943	16,390	25,005	6,094	12,542	15,349	31,220

Total	245,651	269,076	313,598	260,182	253,091	163,497	252,355	270,183	288,994
Asset Management
Management Fees	166,987	161,796	152,810	133,377	107,123	93,500	107,987	145,332	157,108
Incentive Fees	12,635	13,787	40,988	15,202	13,170	5,435	16,353	10,179	8,429
Other Revenue	7,597	8,147	10,324	8,769	11,273	4,000	1,018	536	13,289

Total	187,219	183,730	204,122	157,348	131,566	102,935	125,358	156,047	178,826

Core operating business revenue (e)	432,870	452,806	517,720	417,530	384,657	266,432	377,713	426,230	467,820
Corporate	5,498	4,104	(3,327)	13,953	14,190	6,473	24,835	11,076	26,219

Operating revenue (f)	$438,368	$456,910	$514,393	$431,483	$398,847	$272,905	$402,548	$437,306	$494,039

Operating income (loss) (g)	$67,051	$77,487	$(74,550)	$73,165	$56,946	$(28,219)	$54,093	$64,837	$87,738

Net income (loss) attributable to Lazard Ltd	$44,572	$47,003	$(34,705)	$37,418	$28,187	$(18,422)	$37,979	$31,671	$34,317

Net income (loss) per share attributable to Lazard Ltd
Basic	$0.43	$0.53	($0.40)	$0.47	$0.38	($0.27)	$0.54	$0.48	$0.61
Diluted	$0.39	$0.46	($0.40)	$0.41	$0.34	($0.27)	$0.50	$0.44	$0.54
Supplemental Information:
Net income (loss) attributable to Lazard Ltd assuming full exchange of exchangeable interests	$53,036	$61,431	$(54,870)	$52,487	$43,145	$(29,691)	$61,154	$54,750	$64,570

Net income (loss) attributable to Lazard Ltd per share assuming full exchange of exchangeable interests
Basic	$0.43	$0.51	($0.46)	$0.46	$0.37	($0.26)	$0.52	$0.47	$0.58
Diluted	$0.39	$0.46	($0.46)	$0.41	$0.34	($0.26)	$0.50	$0.44	$0.54
Assets Under Management ($ millions)	$123,483	$134,972	$129,543	$120,185	$98,020	$81,084	$91,109	$113,287	$134,139

(a)	The three month period ended March 31, 2010 represents U.S. GAAP results less restructuring expense of $87,108 and operating expenses related to the accelerated vesting of restricted stock units in connection with the company’s change in retirement policy of $24,860 and related tax effect.
(b)	The three month period ended December 31, 2009 represents U.S. GAAP results less operating expenses related to the acceleration of unamortized restricted stock units previously granted to our former Chairman and Chief Executive Officer and the accelerated vesting of deferred cash awards previously granted of $86,514 and $60,512, respectively and related tax effect.
(c)	The three month period ended March 31, 2009 represents U.S. GAAP results less restructuring expense of $62,550 and related tax effect.
(d)	The three month period ended September 30, 2008 represents U.S. GAAP results less an operating expense charge of $199,550 and related tax effect in connection with the company’s purchase of all outstanding LAM Equity units held by certain current and former MDs and employees of LAM.
(e)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses and excludes the results of Corporate.
(f)	Operating revenue excludes interest expense relating to financing activities and revenue/(loss) related to the consolidation of noncontrolling interests, each of which are included in net revenue.
(g)	Operating income is after interest expense and before income taxes and noncontrolling interests.

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND BASIC & DILUTED NET INCOME (LOSS) PER SHARE

(unaudited)

BEFORE FULL EXCHANGE

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	($ in thousands, except per share data)
Basic
Numerator:
Net income (loss) attributable to Lazard Ltd	$44,572	$28,187	$11,038	($25,309)
Add - net income (loss) associated with Class A common shares issuable on a non-contingent basis (a)	192	342	(20)	(473)

Basic net income (loss) attributable to Lazard Ltd	$44,764	$28,529	$11,018	($25,782)

Denominator:
Weighted average shares outstanding (a)	103,527,014	74,935,658	96,631,576	72,539,998

Basic net income (loss) per share attributable to Lazard Ltd	$0.43	$0.38	$0.11	($0.36)

Diluted
Numerator:
Basic net income (loss) attributable to Lazard Ltd	$44,764	$28,529	$11,018	($25,782)
Add - dilutive effect of adjustments to income for (b):
Interest expense on convertible notes, net of tax	841	654	—	—
Noncontrolling interest in net income resulting from assumed share issuances (see incremental issuable shares in the denominator calculation below) and Ltd level income tax effect	8,417	14,915	(212)	—

Diluted net income (loss) attributable to Lazard Ltd	$54,022	$44,098	$10,806	($25,782)

Denominator:
Weighted average shares outstanding	103,527,014	74,935,658	96,631,576	72,539,998
Add - dilutive effect of incremental issuable shares (c):
Restricted stock units	11,790,370	8,321,968	12,364,261	—
Convertible notes	2,631,570	2,631,570	—	—
Series A convertible preferred stock	942,547	1,271,996	—	—
Exchangeable interests	21,052,809	40,823,627	—	—

Diluted weighted average shares outstanding	139,944,310	127,984,819	108,995,837	72,539,998

Diluted net income (loss) per share attributable to Lazard Ltd	$0.39	$0.34	$0.10	($0.36)

(a)	For the three and six month periods ended June 30, 2010, includes 662,015 weighted average shares and for the three and six month period ended June 30, 2009, includes 993,024 weighted average shares, respectively, related to the Class A common stock that are issuable on a non-contingent basis with respect to acquisitions. For the three and six month period ended June 30, 2010, includes 2,256,620 weighted average shares and for the three and six month period ended June 30, 2009, includes 2,225,438 weighted average shares, respectively, related to the Class A common stock that are issuable on a non-contingent basis with respect to the purchase of all outstanding LAM Equity units.
(b)	Incremental income included if related shares are dilutive.
(c)	Incremental issuable shares included if dilutive.

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND BASIC & DILUTED NET INCOME (LOSS) PER SHARE

ASSUMING FULL EXCHANGE OF EXCHANGEABLE INTERESTS

& EXCLUDING SPECIAL CHARGES (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	($ in thousands, except per share data)
Basic
Numerator:
Net income attributable to Lazard Ltd	$53,036	$43,145	$114,467	$13,454
Denominator:
Weighted average shares outstanding (b)	124,579,823	115,759,285	122,363,027	115,885,804

Basic net income per share attributable to Lazard Ltd	$0.43	$0.37	$0.94	$0.12

Diluted
Numerator:
Net income attributable to Lazard Ltd	$53,036	$43,145	$114,467	$13,454
Add dilutive effect of adjustments to income for:
Interest expense on convertible notes, net of tax (c)	986	—	1,984	—

Diluted net income attributable to Lazard Ltd	$54,022	$43,145	$116,451	$13,454

Denominator:
Weighted average shares outstanding	124,579,823	115,759,285	122,363,027	115,885,804
Add - dilutive effect of incremental issuable shares (d):
Restricted stock units	11,790,370	8,321,968	12,364,261	4,160,984
Convertible notes	2,631,570	—	2,631,570	—
Series A convertible preferred stock (e)	942,547	1,271,996	872,644	635,998

Diluted weighted average shares outstanding	139,944,310	125,353,249	138,231,502	120,682,786

Diluted net income per share attributable to Lazard Ltd	$0.39	$0.34	$0.84	$0.11

(a)	For the six month period ended June 30, 2010, special charges consist of (i) the expenses related to the reduction and realignment of staff of $87,108 and (ii) a charge aggregating $24,860 recorded to compensation and benefits expense in connection with the accelerated vesting of restricted stock units related to the Company’s change in retirement policy. For the six month period ended June 30, 2009, special charge consists of the expenses related to the reduction and realignment of staff of $62,550.
(b)	For the three and six month periods ended June 30, 2010, includes 662,015 weighted average shares and for the three and six month period ended June 30, 2009, includes 993,024 weighted average shares, respectively, related to the Class A common stock that are issuable on a non-contingent basis with respect to acquisitions. For the three and six month period ended June 30, 2010, includes 2,256,620 weighted average shares and for the three and six month period ended June 30, 2009, includes 2,225,438 weighted average shares, respectively, related to the Class A common stock that are issuable on a non-contingent basis with respect to the purchase of all outstanding LAM Equity units.
(c)	For the three and six month periods ended June 30, 2010 includes interest expense, net of tax, related to the convertible notes.
(d)	Incremental issuable shares included if dilutive.
(e)	For the three and six month periods ended June 30, 2010 includes 7,293 shares of Series A convertible preferred stock and for the three month period ended June 30, 2009 includes 9,724 shares of Series A convertible preferred stock. The rate of conversion into Class A common stock is dependent, in part, on the future value of the Class A common stock and currency exchange rates, therefore, the shares are excluded from the basic net income per share calculation but included in the diluted net income per share calculation.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

	As of			Variance
	June 30, 2010	March 31, 2010	December 31, 2009	Qtr to Qtr	YTD
	($ in millions)
Equities	$102,666	$112,635	$106,603	(8.9%)	(3.7%)
Fixed Income	15,469	17,073	18,056	(9.4%)	(14.3%)
Alternative Investments	4,336	4,297	3,936	0.9%	10.2%
Private Equity	950	896	839	6.0%	13.2%
Cash	62	71	109	(12.7%)	(43.1%)

Total AUM	$123,483	$134,972	$129,543	(8.5%)	(4.7%)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009		2010	2009
	($ in millions)			($ in millions)
AUM - Beginning of Period	$134,972	$81,084		$129,543	$91,109
Net Flows	2,064	353		5,031	(2,093)
Market and foreign exchange appreciation (depreciation)	(13,553)	16,583		(11,091)	9,004

AUM - End of Period (a)	$123,483	$98,020		$123,483	$98,020

Average AUM (b)	$129,227	$89,551		$129,333	$90,071

% Change in average AUM	44.3%			43.6%

(a)	AUM as of June 30, 2010, March 31, 2010 and December 31, 2009 reflects $0.6 billion for both dates related to the 2009 third quarter acquisition of Edgewater management vehicles.
(b)	Average AUM is based on an average of quarterly ending balances for the respective periods.